Exhibit 21.1

List of Subsidiaries of IASIS Healthcare Corporation

Name	State/Country of Organization or Incorporation

Arizona Diagnostic & Surgical Center, Inc.	Delaware

Aurora IASIS Health Partners LLC	Delaware

Beaumont Hospital Holdings, Inc.	Delaware

Biltmore Surgery Center Holdings, Inc.	Delaware

Biltmore Surgery Center, Inc.	Arizona

Brim Holding Company, Inc.	Delaware

Brim Healthcare of Colorado, LLC d/b/a Pikes Peak Regional Hospital	Colorado

Brim Healthcare of Texas, LLC d/b/a Wadley Regional Medical Center	Delaware

Brim Physicians Group of Texas, LLC	Delaware

Brim Physicians Group of Colorado, LLC	Colorado

Choice Care Clinic I, Inc.	Texas

Choice Care Clinic II, Inc.	Texas

Choice Care Clinic III, Inc.	Texas

Choice Care Clinic of Louisiana, Inc.	Delaware

Choice Care Clinic of Utah, Inc.	Delaware

Davis Hospital & Medical Center, LP	Delaware

Davis Hospital Holdings, Inc.	Delaware

Davis Surgical Center Holdings, Inc.	Delaware

Downtown Houston Physician Hospital Organization	Texas

Glenwood Specialty Imaging, LLC	Delaware

Harpeth Insurance Limited	Bermuda

HC Essential Co.	Texas

Health Choice Arizona, Inc.	Delaware

Health Choice Florida, Inc.	Florida

Health Choice Insurance Co.	Arizona

Health Choice Integrated Care, LLC	Arizona

Health Choice Kentucky, Inc.	Kentucky

Health Choice Louisiana Accountable Care LLC	Delaware

Health Choice Louisiana, Inc.	Louisiana

Health Choice Management Co.	Delaware

Health Choice Northern Arizona LLC	Delaware

Health Choice Preferred Arizona ACO LLC	Delaware

Health Choice Preferred Accountable Care LLC	Delaware

Health Choice Preferred Arizona Physician Association LLC	Delaware

Health Choice Preferred Louisiana ACO LLC	Delaware

Health Choice Preferred Louisiana Physician Association LLC	Delaware

Health Choice Preferred Texas ACO – Alamo Region LLC	Delaware

Health Choice Preferred Texas ACO – Gulf Coast Region LLC	Delaware

Health Choice Preferred Texas Physician Association – Gulf Coast Region LLC	Delaware

Health Choice Preferred Texas Physician Association – Alamo Region LLC	Delaware

Health Choice Preferred Utah ACO LLC	Delaware

Health Choice Preferred Utah Physician Association LLC	Delaware

Health Choice Utah Accountable Care LLC	Delaware

Health Choice Utah, Inc.	Utah

Heart and Lung Institute of Utah, Inc.	Utah

Heritage Technologies, LLC	Arizona

IASIS Capital Corporation	Delaware

IASIS Finance II LLC	Delaware

IASIS Finance III LLC	Delaware

IASIS Finance Texas Holdings, LLC	Delaware

IASIS Finance, Inc.	Delaware

IASIS Glenwood Regional Medical Center, LP	Delaware

IASIS Healthcare Foundation	Tennessee

IASIS Healthcare Holdings, Inc.	Delaware

IASIS Healthcare LLC	Delaware

IASIS Hospital Nurse Staffing Company	Delaware

IASIS Management Company	Delaware

IASIS Ouachita Community Hospital, LP	Delaware

IASIS Physician Services, Inc.	Delaware

IASIS Transco, Inc.	Delaware

Indigent Care Services of Northeast Louisiana, Inc.	Delaware

Jordan Valley Hospital Holdings, Inc.	Delaware

Jordan Valley Medical Center, LP	Delaware

MCS/AZ, Inc.	Delaware

Mesa General Hospital, LP	Delaware

Mountain Point Holdings, LLC	Delaware

Mountain Vista Medical Center, LP	Delaware

MT Transition LP	Delaware

NLV Healthcare Development, LP	Delaware

Odessa Fertility Lab, Inc.	Delaware

Odessa Regional Hospital, LP	Delaware

Permian Basin Clinical Services, Inc.	Texas

Permian Premier Health Services, Inc.	Texas

Permian Premier Accountable Care LLC	Delaware

Name	State/Country of Organization or Incorporation

Physician Group of Arizona, Inc.	Delaware

Physician Group of Arkansas, Inc.	Delaware

Physician Group of Florida, Inc.	Delaware

Physician Group of Louisiana, Inc.	Delaware

Physician Group of Utah, Inc.	Delaware

Podiatric Physicians Management of Arizona, Inc.	Arizona

Podiatric Physicians of Arizona, Inc.	Arizona

PP Transition LP	Delaware

PP Transition, Inc.	Delaware

Rocky Mountain Women’s Health Center, Inc.	Utah

Salt Lake Regional Medical Center, LP	Delaware

Salt Lake Regional Physicians, Inc.	Delaware

Seaboard Development LLC	Utah

Seaboard Development Port Arthur LLC	Delaware

SJ Medical Center, LLC d/b/a St. Joseph Medical Center	Texas

SJMC Physician Services	Texas

Southridge Plaza Holdings, Inc.	Delaware

Southwest Accountable Care LLC	Delaware

Southwest General Hospital, LP	Delaware

St. Luke’s Behavioral Hospital, LP	Delaware

St. Luke’s Medical Center, LP	Delaware

Texarkana Accountable Care LLC	Delaware

Texarkana Regional Healthcare Network	Texas

The Medical Center of Southeast Texas, LP	Delaware

TNC Transition LP	Delaware

Utah Transcription Services, Inc.	Delaware